Exhibit 99.1

Picard Celebrates Patient Living a World-Record of Over Eight Years with the SynCardia Total Artificial Heart

-Picard Medical / SynCardia Systems LLC mark historic milestone as a patient reaches 2,900 days of continuous support with the SynCardia Total Artificial Heart -- the longest timeframe in the world ever recorded-

Tucson, Ariz. December 9, 2025 - Picard Medical, Inc. (NYSE American: PMI) (“Picard” or the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, proudly marks a new milestone in the field of mechanical circulatory support with a patient living over eight years or 2,900 days with a SynCardia™ Total Artificial Heart (STAH), the longest timeframe that a patient has ever lived on an artificial heart.

“This achievement shows the life-changing impact of the SynCardia Total Artificial Heart, offering not only a bridge to transplant but also durable long-term support, to support life far beyond the typical time span for patients waiting for a donor heart,” said Patrick NJ Schnegelsberg, Chief Executive Officer of Picard Medical. “In this case, the STAH demonstrates long-term durability and reliability as well as fills a life-saving gap for patients who would otherwise have no viable options. Building on this foundation of long-term success, Picard Medical is now developing the Emperor, its next generation of fully implantable, artificial heart systems to broaden access and provide greater flexibility for long-term support worldwide.”

About the Patient

A 46-year-old patient, facing end-stage heart failure, received the SynCardia Total Artificial Heart on December 9, 2017 at the Institute for Cardiovascular Diseases, Dedinje hospital (also known as “IVDK Dedinje Hospital”) in Belgrade, Serbia. Today, eight years later, this patient continues to live supported by the SynCardia Total Artificial Heart, reaching more than 2,900 days of extended life, with most of those days spent at home with family and loved ones. The dedication of the medical team at IVDK Dedinje Hospital, combined with SynCardia’s technology, continues to make a profound difference in this patient’s journey.

Long-term Success Concentrated in Serbia

Serbia continues to lead the world in long-duration support with the SynCardia Total Artificial Heart. The five longest supported patients globally are all from IVDK Dedinje Hospital in Belgrade, with one patient supported for about eight years, another for more than four years, a third for more than three years, and two additional patients each supported for just under three years. These extraordinary cases reflect the strength of the clinical program in the region and the dedication of Serbian cardiac surgeons and transplant teams at IVDK Dedinje Hospital, who have advanced the SynCardia Total Artificial Heart at an exceptional level.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com

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